UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARTFORD FUNDS EXCHANGE-TRADED TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	87-1168105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Lee Road

Wayne, Pennsylvania 19087

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value per share, of: Hartford Large Cap Growth ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-215165

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Hartford Large Cap Growth ETF, a series of Hartford Funds Exchange-Traded Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No.  37 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-215165; 811-23222), as filed on November 3, 2021, which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission (the “SEC”). Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the SEC on March 10, 2017.

2.

The Trust’s Certificate of Amendment to the Certificate of Trust is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the SEC on March 10, 2017.

3.

The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(iii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the SEC on March 10, 2017.

4.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the SEC on March 10, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Date:	November 5, 2021

By:	/s/ Thomas R. Phillips
Name:	Thomas R. Phillips
Title:	Vice President and Secretary